As filed with the United States Securities and Exchange Commission on January 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4090463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2007 Stock Incentive Plan

(Full Title of the Plan)

Richard E. Davis

Chief Operating Officer

NMT Medical, Inc.

27 Wormwood Street

Boston, Massachusetts 02210-1625

(Name and Address of Agent For Service)

(617) 737-0930

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	500,000 shares	$2.345(2)	$1,172,500(2)	$84

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Capital Market on January 26, 2010.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and issuance of an additional 500,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s Amended and Restated 2007 Stock Incentive Plan. This registration statement incorporates by reference the contents of the registration statements on Form S-8, File No. 333-144462, filed by the Registrant on July 10, 2007, relating to the Registrant’s Amended and Restated 2007 Stock Incentive Plan.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on January 29, 2010.

NMT Medical, Inc.

By:	/S/ RICHARD E. DAVIS
Richard E. Davis
Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NMT Medical, Inc., hereby severally constitute and appoint Francis J. Martin and Richard E. Davis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NMT Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ FRANCIS J. MARTIN Francis J. Martin	President and Chief Executive Officer (Principal Executive Officer) and Director	January 29, 2010

/S/ RICHARD E. DAVIS Richard E. Davis	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	January 29, 2010

/S/ JAMES J. MAHONEY, JR. James J. Mahoney, Jr.	Chairman of the Board	January 29, 2010

/S/ CHERYL L. CLARKSON Cheryl L. Clarkson	Director	January 29, 2010

/S/ DANIEL F. HANLEY Daniel F. Hanley, M.D.	Director	January 29, 2010

/S/ DAVID L. WEST David L. West, Ph D., M.P.H.	Director	January 29, 2010

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	Second Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation.

4.3(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(3)	Amended and Restated By-laws.

4.5(4)	Rights Agreement, dated as of June 7, 1999, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A, the form of Certificate of Designation, as Exhibit B, the form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deloitte and Touche LLP.

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney (see signature page of this registration statement).

(1)	Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001).
(2)	Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-21001).
(3)	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 333-06463).
(4)	Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K, dated June 7, 1999 (File No. 000-21001).